                                                               Rule 424(b)(3)
                                                   Registration No. 333-75737



                          SUNGARD(R) DATA SYSTEMS INC.


                         SUPPLEMENT DATED JUNE 28, 1999
                                       TO
                         PROSPECTUS DATED APRIL 16, 999



This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS," the line items regarding Gary Williams and James Jenkins are amended and restated as follows:

                                         # of Shares     # of Shares
                                            Owned           Being        # of Shares     % of Shares
                                          Before the     Offered For     Owned After     Owned After
    Name of Selling Stockholder            Offering          Sale        the Offering    the Offering
-----------------------------------      -----------     -----------     ------------    ------------
Gary Williams........................       241,486         213,337          28,149           *

James Jenkins........................       224,286         196,137          28,149           *

The Church of Jesus Christ of Latter         97,200          97,200               0           *
 Day Saints..........................